As filed with the Securities and Exchange Commission on January 30, 2019

Registration No. 333 -_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Medigus Ltd.

(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or Organization)	Identification No.)

7A Industrial Park, P.O. Box 3030

Omer, 8496500, Israel

(Address of principal executive offices)

2013 Share Option and Incentive Plan

(Full title of the plan)

Medigus USA LLC

140 Town & Country Dr. Suite C, Danville CA 94526

+1 925-217-4677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Shachar Hadar, Adv.

Meitar Liquornik Geva Leshem Tal
16 Abba Hillel Silver Rd.

Ramat Gan 5250608 Israel

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, par value NIS 1.00 per share(1)	5,330,000	(2)	$0.113875	(3)	$606,953.75	(3)	$74

(1)	American Depositary Shares (the “ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of the ordinary shares registered hereby, par value NIS 1.00 per share (the “Shares”), of Medigus Ltd. (the “Registrant” or “Company”) are registered on a separate registration statement on Form F-6 (File No. 333-203937). Each ADS represents twenty (20) Ordinary Shares.

(2)	This registration statement on Form S-8 (this “Registration Statement”) covers 5,330,000 Shares of the Registrant, which may be issued under the Registrant’s 2013 Share Option and Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding Ordinary Shares.

(3)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act and based on the average of the high and low prices per share of the Registrant’s ADSs as reported on the Nasdaq Capital Market on January 25, 2019, which was $2.2775 per ADS.

EXPLANATORY NOTE

This Registration Statement registers an additional 5,330,000 Shares of the Company, which may be issued under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Company’s registration statements on Form S-8 (File No. 333-206803 and 333-221019) relating to the Plan, filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2015 and October 19, 2017, respectively, are incorporated herein by reference except for Items 3 and 8 of the Company’s Registration Statement, which are included in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Commission Rule 428(b)(1). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 20-F for the fiscal year ended on December 31, 2017, filed with the Commission on March 22, 2018;

(b)	The description of our ordinary shares, par value NIS 1.00 per share, and the American Depositary Shares representing the ordinary shares, contained in our Registration Statement on Form 20-F filed with the SEC on May 7, 2015; and

(c)	Our Reports on Form 6-K furnished to the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February 22, 2018, April 17, 2018, May 14, 2018, June 4, 2018 (exhibit 99.1 only), June 11, 2018 (exhibits 99.2 and 99.3 only), June 26, 2018 (exhibit 99.1 only), June 28, 2018, July 9, 2018, July 19, 2018, July 23, 2018, July 31, 2018, August 1, 2018 (exhibit 99.1 only), August 16, 2018 (exhibit 99.1 only), August 30, 2018 (exhibit 99.2 and 99.3 only) September 20, 2018, October 22, 2018, November 14, 2018, November 20, 2018, November 28, 2018 (exhibit 99.2 and 99.3), November 29, 2018 (exhibit 99.1 only), December 6, 2018, December 18, 2018, January 4, 2018, January 9, 2018, January 10, 2018, and January 23, 2018.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and certain Reports on Form 6-K furnished by the Company to the Commission (which indicate on their cover pages that they are incorporated herein by reference), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents or reports, to the extent not superseded by documents or reports subsequently filed or made.

Item 8. Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
5.1*	Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of the securities being registered.

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), independent registered public accounting firm, a member firm of PricewaterhouseCoopers International Limited.

23.2*	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Medigus Ltd. 2013 Share Option and Incentive Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s registration statement on Form 20-F (File No 001-37381), filed with the Commission on May 7, 2015).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omer, Israel on the 30th day of January, 2019.

Medigus LTD.

By:	/s/ Christopher (Chris) Rowland
Name:	Christopher (Chris) Rowland
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Christopher (Chris) Rowland and Oded Yatzkan, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of January, 2019.

Signature	Title

/s/ Christopher (Chris) Rowland	Chief Executive Officer (principal executive officer)
Christopher (Chris) Rowland

/s/ Oded Yatzkan	Chief Financial Officer (principal financial and accounting officer)
Oded Yatzkan

/s/ Benad Goldwasser	Chairman of the Board of Directors
Prof. Benad Goldwasser

/s/ Eli Yoresh	Director
Eli Yoresh

/s/ Eli Cohen	Director
Eli Cohen

/s/ Ronen Rosenbloom	Director
Ronen Rosenbloom

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Medigus Ltd. has signed this Registration Statement on this 30th day of January, 2019.

Medigus USA LLC

By:	/s/ Christopher (Chris) Rowland
Name:	Christopher (Chris) Rowland
Title:	Chief Executive Officer

3